UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 15, 2013

PFSweb, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-28275	75-2837058
(State or other jurisdiction Of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 Millennium Drive Allen, TX	75013
(Address of principal executive offices)	(zip code)

(972) 881-2900

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 15, 2013, PFSweb, Inc. (the “Company”) entered into an agreement (the “Agreement”) with Privet Fund LP, Privet Fund Management LLC, Ryan Levenson and Benjamin Rosenzweig (the “Privet Group”) to settle a potential proxy contest pertaining to the Company’s Board of Directors (the “Board”) and certain stockholder proposals at the Company’s 2013 Annual Meeting of stockholders (the “2013 Annual Meeting”). Pursuant to the Agreement, the Board agreed to appoint Benjamin Rosenzweig to the Board as a Class II director (based on the Board’s classified structure) and nominate Mr. Rosenzweig for election to the Board at the 2013 Annual Meeting. The Agreement provides that Mr. Rosenzweig will also be appointed to the Nominating Committee and Special Committee of the Board.

Under the terms of the Agreement, the Company agreed to include proposals in the proxy statement for the 2013 Annual Meeting to declassify the Board and to implement majority voting in uncontested elections of directors (the “Proposals”) and to recommend in favor of the election of Mr. Rosenzweig and the Proposals. In addition, the Privet Group agreed to withdraw irrevocably its notice of intention to nominate directors and its notice of intention to present stockholders proposals at the 2013 Annual Meeting. The Privet Group also agreed to vote all its shares of the Company’s common stock at each annual and special meeting of stockholders in accordance with all Board recommendations as to any matter presented for a vote of stockholders and in favor of the election of each of the Board’s nominees. The Privet Group also agreed to customary standstill restrictions, which are subject to certain exceptions.

The Agreement will terminate at the later of thirty (30) days prior to the nomination deadline for the 2014 Annual Meeting and the day Mr. Rosenzweig is no longer a director or is notified that he will not be nominated by the Company to serve as a director.

A copy of the Agreement is filed with this Form 8-K and attached hereto as Exhibit 10.1 and incorporated by reference herein. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference.

Pursuant to the Agreement, and effective May 15, 2013, the Board increased the size of the Board from five to six members and appointed Mr. Rosenzweig as a Class II director. The Board determined that Mr. Rosenzweig is an “independent director” under the NASDAQ Stock Market, Inc. listing standards.

Mr. Rosenzweig, 28, is currently an analyst at Privet Fund Management LLC. Prior to joining Privet in 2008, Mr. Rosenzweig served as an Investment Banking Analyst in the Financial Restructuring Group of Alvarez & Marsal Corporate Finance where he performed financial analysis and due diligence for M&A, capital raisings and advisory engagements across multiple industries. Mr. Rosenzweig graduated magna cum laude from Emory University with a Bachelor of Business Administration degree in Finance and a Bachelor of Arts in Economics.

Mr. Rosenzweig has no family relationship with any of the executive officers or directors of the Company. There have been no transactions in the past two years to which the Company or any of its subsidiaries was or is to be a party, in which Mr. Rosenzweig had, or will have, a direct or indirect material interest.

Mr. Rosenzweig is eligible to participate in the Company’s compensation programs and plans for non-employee directors, as described in the Company’s Form 10-K Amendment No. 1, filed on April 30, 2013.

Item 8.01. Other Events.

On May 15, 2013, the Company issued a press release announcing the appointment of Mr. Rosenzweig to the Board and the execution of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Agreement, dated as of May 15, 2013, by and among PFSweb, Inc. and Privet Fund LP, Privet Fund Management LLC, Ryan Levenson and Benjamin Rosenzweig.

99.1	Press Release, issued May 15, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 20, 2013

PFSweb, Inc.

By:	/s/ Thomas J. Madden
Name:	Thomas J. Madden
Title:	Executive Vice President and
Chief Financial and Accounting Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

10.1	Agreement, dated as of May 15, 2013, by and among PFSweb, Inc. and Privet Fund LP, Privet Fund Management LLC, Ryan Levenson and Benjamin Rosenzweig.

99.1	Press Release, issued May 15, 2013.